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                                                                   EXHIBIT 23(c)

                         INDEPENDENT AUDITOR'S CONSENT

    We consent to the incorporation by reference in this Registration Statement on Form SB-2 of our report dated March 27, 1997, appearing in the Registration Statement (the "Incorporated Registration Statement") on Form SB-2 (Registration No. 333-37595), relating to the financial statements of Triple A Security Systems, Inc. and our report dated November 21, 1997, appearing in the Incorporated Registration Statement.

    We also consent to the reference to our firm under the caption "Experts" in the Prospectus, which is part of the Incorporated Registration Statement.

                                          TERRY H. JONES, CPA

West Hazelton, Pennsylvania

February 4, 1998